The initial filing of this Form 13F, made on November 15, 2004, inadvertently overstated eight positions as a result of a programming error which resulted in certain pledged collateral being improperly included in the aggregate positions reported. Such overstated positions involved securities issued by (1) Citigroup Inc., (2) Magnum Hunter Resources Inc., (3) Marshall & Ilsley Corp., (4) McData Corp., (5) the NASDAQ 100, (6) Newpark Resources Inc., (7) Quest Diagnostics Inc. and (8) Telewest Global Inc. This filing provides the corrected list.


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 13F/A

                               Form 13F COVER PAGE


Report for the Calendar Year or Quarter Ended:       September 30, 2004

Check here if Amendment    [X];      Amendment Number: 1
         This Amendment (Check only one.):       [X] is a restatement
                                                 [ ] adds new holdings entries.

Institutional Investment Manager Filing this Report:

Name:             Lehman Brothers Holdings Inc.
Address:          745 Seventh Avenue
                  New York, New York 10019

Form 13F File Number:      28-3182

The institutional investment manager filing this report and the person by whom it is signed hereby represent that the person signing the report is authorized to submit it, that all information contained is true, correct and complete, and that it is understood that all required items, statements, schedules, lists, and tables, are considered integral parts of this form.

Person Signing this Report on Behalf of Reporting Manager:

Name:             Oliver Budde
Title:            Vice President
Phone:            212 526-0778

Signature, Place and Date of Signing:

/s/Oliver Budde
New York, NY
December 1, 2004

Report Type (Check only one.):

[ X ] 13F HOLDINGS REPORT. (Check here if all holdings of this reporting manager are reported in this report.)

[   ] 13F NOTICE. (Check here if no holdings reported are in this report, and all holdings are reported by another reporting manager(s).)

[   ] 13F COMBINATION REPORT. (Check here if a portion of the holdings for this reporting manager are reported in this report and a portion are reported by other reporting manager(s).)





                              FORM 13F SUMMARY PAGE



Report Summary:

         Number of Other Included Managers:          1

         Form 13F Information Table Entry Total:     2,985

         Form 13F Information Table Value Total      12,644,649
                                                     (thousands)


List of Other Included Managers:

         Provide a numbered list of the name(s) and Form 13F file number(s) of all institutional investment managers with respect to which this report is filed, other than the manager filing this report.

            No.         Form 13F File Number            Name
            1           28-1159                         Lehman Brothers Inc.


Please note that confidential information has been omitted from this report and filed separately with the Securities and Exchange Commission.